Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	BruceV. Thomas
President and CEO
(804) 287-5690

CADMUS COMMUNICATIONS CORPORATION CONTINUES IMPLEMENTATION OF CORPORATE GOVERNANCE BEST PRACTICES

Adopts TIDE Amendment to Shareholder Rights Plan

RICHMOND, Virginia, July 21, 2003. Cadmus Communications Corporation (Nasdaq/NM: CDMS), a leading provider of publisher services, today announced that its Board of Directors has adopted a Three-Year Independent Director Evaluation (“TIDE”) amendment to the Company’s shareholder rights plan. Under the TIDE amendment, a committee of the Board of Directors, comprised entirely of independent directors, will review and evaluate the Company’s shareholder rights plan at least once every three years to determine whether the plan continues to be in the best interests of the Company, its stockholders and other relevant constituencies of the Company. After each such review, the TIDE committee will report its conclusions to the full Board of Directors. In performing its work, the TIDE committee will have the authority to set its own agenda and to consider any and all factors its members deem relevant. The TIDE committee will also have the authority to retain at the expense of the Company its own separate legal counsel, investment bankers and other advisors.

Thomas C. Norris, Chairman of Cadmus’ Board of Directors, remarked: “This amendment, which will allow Cadmus’ independent directors to review regularly whether our shareholder rights plan is, in fact, in the best interests of stockholders, is the latest example of Cadmus’ commitment to best practices in corporate governance. In the past three years, working closely with our CEO, the Board has established an independent, non-executive chairman position, in which capacity I serve. In addition, we have greatly improved both the independence of our Board—which is now comprised almost entirely of independent directors—and its effectiveness—with the addition of six new members over the last three years, several of whom have significant public company experience and/or operational expertise. Finally, we have also recently overhauled our Board committee structure and governance procedures to ensure more independent and aggressive oversight of management and the major operational and compliance related aspects of our business. We remain committed to increasing shareholder value, and implementing state-of-the-art corporate governance procedures and structures is an important part of that effort.”

Commenting on this amendment and Cadmus’ other efforts regarding corporate governance, Professor John L. Colley, Jr., one of the authors of a new book on corporate governance and the Almand R. Coleman Professor of Business Administration at the University of Virginia’s Darden Graduate School of Business Administration, observed: “As the attached chart indicates, Cadmus has embraced and has been an early adopter of the sort of procedures, policies and practices that are becoming recognized as ‘best practice’ in public company corporate governance. These actions do not, in and of themselves, guarantee that the Cadmus Board will act with decisiveness and precision. Ultimately, that sort of performance also requires appropriate commitment and action by each director and by the Board as a whole. Nevertheless, it must be recognized that Cadmus’ adoption of this TIDE amendment, its establishment of a non-executive chairman, its commitment to qualified and independent directors, its strong committee structure, its use of annual reviews of Board and CEO performance, and its regular use of executive sessions strongly suggest that this is a Board and a Company that is structured and prepared to aggressively discharge their responsibilities to the stockholders of Cadmus.”

Cadmus Communications Corporation provides end-to-end, integrated graphic communications services to professional publishers, not-for-profit societies and corporations. Cadmus is the world’s largest provider of content management and production services to scientific, technical and medical journal publishers, the fifth largest periodicals printer in North America, and a leading provider of specialty packaging and promotional printing services. Additional information about Cadmus is available at www.cadmus.com.

COMPARISON OF CADMUS CORPORATE GOVERNANCE WITH SELECTED

RECOMMENDATIONS OF THE CONFERENCE BOARD COMMISSION ON

PUBLIC TRUST AND PRIVATE ENTERPRISE ISSUED JANUARY 9, 2003

Conference Board Recommendation		Cadmus Position/Actions

1.	Separate the offices of Chairman of the Board and CEO, with those two roles being performed by separate individuals.	Cadmus instituted this change in 2000.

Comments: Tom Norris serves as Chairman of the Board and Bruce Thomas serves as CEO.

2.	Chairman of the Board should be one of the independent directors.	Cadmus has had an independent Chairman of the Board since 2000.

Comments:

Tom Norris is not and never has been an executive or employee of Cadmus or any of its subsidiaries. He is a former public company CEO and is independent and non-affiliated under Sarbanes-Oxley and Nasdaq (current and proposed) standards.

3.	Chairman of the Board should preside at board meetings, control information sent to the board, control board meeting agenda and set meeting schedules and agendas.	Cadmus’ Chairman of the Board presides at all meetings of the Board. In addition, working closely with the CEO, the Chairman controls meeting agendas and the form and content of materials sent to the Board.

Comments:

In addition, Cadmus’ Chairman led the process of reorganizing Cadmus’ committee structure to provide greater oversight over both operational and compliance-related matters. These changes, and the resulting committee charters, fundamentally changed the scope of responsibility of each committee and the meeting agendas thereof.

4.	Regular, frequent meetings of non-management directors.	Cadmus has had periodic executive sessions of non-management directors for many years. For the past several years, Cadmus has instituted a practice of having such an executive session at each Board and each committee meeting.

Conference Board Recommendation		Cadmus Position/Actions

Comments: Bruce Thomas and other members of management are not present during these executive sessions.

5.	A “substantial majority” of the board should be composed of independent directors.	Cadmus complies with this heightened standard: At least 9 (and possibly 10) out of 12 Cadmus Board members are currently independent.

Comments:

Under the proposed Nasdaq rules (1) Bruce Thomas is not independent, and (2) Russell Robinson may not be independent, because he is a principal in an outside law firm regularly engaged by Cadmus.

6.	Develop an appropriate committee structure, retaining outside advisors and staff as appropriate.	Cadmus has recently reviewed in depth and revised its committee structure and assignments. Each committee now has a written charter enumerating its duties and responsibilities and authorizing it to engage outside advisors.

Comments:

Cadmus currently has an Executive Committee, a Nominating and Governance Committee, an Audit Committee, a Planning and Risk Management Committee and a Human Resources and Compensation Committee.

7.	Effective mix of backgrounds and qualifications for board members.	Since 2000, Cadmus has added six (6) independent Board members who collectively add significant new operational and financial expertise.

Comments:

New Board members include Ms. Bradford (law, human resources, and transactional), Mr. Costello (operations and strategy), Mr. Hamill (operations, finance, international), Mr. Hutton (operations and strategy), Mr. Norris (operations) and Mr. Rogers (operations, finance).

Conference Board Recommendation		Cadmus Position/Actions

8.	Strong and effective Nominating and Governance Committee.	Cadmus has a Nominating and Governance Committee actively engaged in the matters recommended by the Conference Board, including board organization, board membership and nominees, corporate governance and CEO succession.

Comments:

Cadmus’ Nominating and Governance Committee is chaired by Russell Robinson, a founder and chairman of the Robinson, Bradshaw law firm in Charlotte, NC, a recognized expert in corporate governance matters, and the former non-executive chairman of a public company.

9.	Develop formal board evaluation process to include annual reviews of the performance of the board as a whole, the performance of each board committee and the performance of individual board members.	Cadmus instituted a formal Board evaluation process in 2003 which includes an annual questionnaire to each director soliciting input on Board performance during the preceding year.

Comments:

Cadmus continues to work on its Board evaluation practices and procedures and does intend to comply with the recommendations of the Conference Board as soon as practicable. It does not yet meet the three-tier review recommendation of the Conference Board.

10.	Annual performance evaluation of the CEO.	Cadmus complies with this recommendation.

Comments:

The Chairman of the Human Resources and Executive Compensation Committee, together with the Chairman of the Board, conducts a formal review of the CEO’s performance each year and reports the results of that review to the full Cadmus Board in executive session

11.	Board should be responsible for overseeing corporate ethics and should designate a board committee to oversee ethics matters.	Cadmus’ Audit Committee is responsible for developing, implementing and enforcing Cadmus’ Code of Conduct.

Conference Board Recommendation		Cadmus Position/Actions

Comments:

Cadmus is in the final stages of a six-month long process during which management, at the Board’s direction, has studied in detail and substantially revised Cadmus’ existing Code of Conduct. Cadmus is also reducing to writing and will distribute to all Cadmus associates a description of Cadmus’ long-standing “open door” policy. Cadmus is also implementing an employee hotline as recommended by Sarbanes-Oxley.

12.	Retain special counsel if matter to be investigated is reasonably likely to implicate company executives.	Fortunately, Cadmus has never been faced with a situation in which there was credible evidence or allegations of serious misconduct or wrongdoing by a Cadmus executive officer.

Comments: N/A

13.	Develop procedures to receive and consider shareholder nominations for board membership as well as shareholder proposals related to serious business issues.	Cadmus has not adopted any procedures in this area.

Comments: Cadmus has never received a shareholder nomination for Board membership.

14.	Give serious consideration to adopting advisory shareholder proposals that receive a significant percentage of the votes cast.	N/A

Comments:

In prior years, Cadmus has received several shareholder proposals, but each such proposal has been withdrawn after discussions between the applicable shareholder and Cadmus Board and management members. To date, Cadmus has not had a shareholder proposal which has been voted on by shareholders.